Exhibit 99.1

NEWS RELEASE Investor Contact: Tim Sedabres, Vice President, Finance 920-491-7059 Media Contact: Autumn Latimore, Senior Vice President, Public Relations Director 414-278-1860

Associated Reports Fourth Quarter Earnings of $0.23 per share

Full year net income to common shareholders of $115 million, or $0.66 per share

GREEN BAY, Wis. –– January 19, 2012 –– Associated Banc-Corp (NASDAQ: ASBC) today reported net income to common shareholders of $40 million, or $0.23 per common share, for the quarter ended December 31, 2011. This compares to net income to common shareholders of $34 million, or $0.20 per common share, for the quarter ended September 30, 2011, and net income to common shareholders of $7 million, or $0.04 per common share, for the quarter ended December 31, 2010.

For the year ended December 31, 2011, the Company reported net income to common shareholders of $115 million, or $0.66 per common share. This compares to a net loss to common shareholders of $30 million, or $0.18 per common share for the year ended December 31, 2010.

“We are pleased with the results and accomplishments achieved over the past year. We have been serving our customers for 150 years and remain committed to meeting their needs. We believe that results from the fourth quarter reflect both our core franchise strength and our ability to deliver value to customers and shareholders,” said President and CEO Philip B. Flynn.

HIGHLIGHTS

•	Quarterly net income to common shareholders improved by 17%, or $6 million from the prior quarter

•	Full year 2011 net income to common shareholders of $115 million

•	Loan balances increased by a net $528 million, or 4%, during the fourth quarter to $14.0 billion; loans grew in each major portfolio during the fourth quarter, including:

•	Commercial and business lending grew $386 million

•	Commercial real estate lending increased $112 million

•	Residential mortgage loans grew $111 million

•	Loans increased by $1.4 billion, or 11%, during 2011

•

Credit metrics continued to improve during the fourth quarter; nonaccrual loans declined $47 million, or 12%, from the prior quarter to $357 million, the lowest level in eight quarters, while net charge offs were down 25% from the prior quarter

•	Nonaccruals have declined 38% from $574 million at the fourth quarter of 2010

•	Net charge offs of $151 million for full year 2011 declined 69% from full year 2010

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ASSOCIATED BANC-CORP REPORTS FOURTH QUARTER 2011 RESULTS	PAGE 2

FOURTH QUARTER 2011 FINANCIAL RESULTS

Loans

At December 31, 2011, the Company’s loan portfolio was $14.0 billion, up $528 million, or 4%, from $13.5 billion at September 30, 2011, and up $1.4 billion, or 11%, from $12.6 billion a year ago. Total commercial loans grew $498 million on a linked-quarter basis, with strong growth coming from both the commercial and industrial (C&I) and commercial real estate (CRE) portfolios. The retail loan and residential mortgage portfolios grew by a net $29 million from the third quarter, with a $111 million increase in residential mortgage partially offset by a decrease in the home equity loan book of $67 million.

Deposits

Total deposits of $15.1 billion at the end of the fourth quarter were up 2% from $14.8 billion at the end of the third quarter. The net deposit growth during the quarter included a $217 million, or 6% increase, in demand deposits and a $226 million, or 11% increase, in interest-bearing demand deposits.

Net Interest Income and Net Interest Margin

Fourth quarter net interest income was $152 million. Consistent with the Company’s strategy of funding loan growth primarily through securities run-off, net interest income from loans grew quarter over quarter while interest income from securities continued to contract. The net interest margin for the fourth quarter was 3.21%, a decline of 2 basis points from the prior quarter. Yields on earning assets compressed by 7 basis points quarter over quarter, while the cost of interest-bearing liabilities declined by 5 basis points; contributing to the modest reduction in overall net interest margin.

Noninterest Income and Expense

Noninterest income for the quarter was $74 million, up $2 million, or 3%, from the third quarter. Card-based and other nondeposit revenues declined by $4 million from the prior quarter, primarily due to the expected phased-in impact of the Durbin amendment. Mortgage banking income increased by $5 million from the third quarter, driven by higher mortgage production, lower valuation expense on mortgage servicing rights, and a $3 million gain on sale of $94 million of portfolio mortgages.

Personnel and occupancy expenses remained relatively flat from the prior quarter. However, total noninterest expense for the quarter ended December 31, 2011 was $175 million, up $13 million, or 8%, from the third quarter, primarily attributable to a $10 million change in losses other than loans. The largest contributor to losses other than loans related to additional litigation reserves established for the previously disclosed settlement of a legal matter. Other drivers of the increase in noninterest expense include increased data processing expense and increased business development and advertising expenses. Offsetting the net income impact of the losses other than loans was a reversal of certain prior years’ tax reserves as a result of the expiration of the statute of limitations.

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ASSOCIATED BANC-CORP REPORTS FOURTH QUARTER 2011 RESULTS	PAGE 3

In December, the Company announced plans to consolidate 21 retail branches during the first and second quarters of 2012 as part of its footprint enhancement strategy. All of the impacted branches are within close proximity to other remaining Associated locations, in most cases within two miles, and the Company remains committed to continuing to invest throughout its three-state footprint. The consolidations are expected to increase the deposits per branch in the remaining locations while allowing the Company to service the impacted markets more efficiently.

Key Credit Metrics

The Company reported another quarter of improving credit metrics with nonaccrual loans down 12% to $357 million from $403 million at September 30, 2011, and down 38% from $574 million at December 31, 2010. Net charge offs were $23 million for the fourth quarter, down 25% from $30 million for the third quarter of 2011, and down 79% from $108 million for the fourth quarter of 2010. Fourth quarter provision for loan losses was $1 million, down from $4 million for the third quarter of 2011, and down from $63 million for the fourth quarter of 2010. The Company’s allowance for loan losses was $378 million, representing an allowance equal to 2.70% of loans, and covered over 105% of nonaccrual loans at December 31, 2011.

Capital Ratios

The Company’s capital position remains very strong, with a Tier 1 common equity ratio of 12.24% at December 31, 2011, compared to 12.26% a year ago. The Company’s capital ratios continue to be in excess of “well-capitalized” regulatory benchmarks, and also exceed the proposed Basel III guidelines.

“We are pleased with the solid results of this quarter and with our progress throughout the year,” Flynn continued. “We believe that our recent success is a result of our customer centric focus and of the investments we have made to strengthen our core businesses. Despite the challenging environment, we remain optimistic and are committed to building shareholder value through our long-term strategy for growth at Associated.”

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ASSOCIATED BANC-CORP REPORTS FOURTH QUARTER 2011 RESULTS	PAGE 4

FOURTH QUARTER 2011 EARNINGS RELEASE CONFERENCE CALL

The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, January 19, 2012. Interested parties can listen to the call live on the Internet through the investor relations section of the company’s website, http://investor.associatedbank.com/ or by dialing 877-348-9354. The slide presentation for the call will be available on the company’s website just prior to the call. The number for international callers is 253-237-1160. Participants should ask the operator for the Associated Banc-Corp fourth quarter 2011 earnings call, or conference ID number 37612937.

An audio archive of the webcast will be available on the company’s website for one month following the call. A replay of the call will be available starting at 7:00 p.m. CT on January 19, 2012 through 11:00 p.m. CT on February 19, 2012 by dialing 855-859-2056 and entering the conference ID number 37612937. The replay number for international callers is 404-537-3406.

ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NASDAQ: ASBC) has total assets of $22 billion and is one of the top 50 financial services holding companies operating in the United States. Headquartered in Green Bay, Wis., Associated has approximately 270 banking locations serving more than 150 communities throughout Wisconsin, Illinois and Minnesota. The company offers a full range of banking services and other financial products and services. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD LOOKING STATEMENTS

Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” “outlook,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the Company’s most recent Annual Report filed on Form 10-K as updated by the Company’s most recent Form 10-Q.

# # #

Consolidated Balance Sheets (Unaudited)

Associated Banc-Corp

(in thousands)	December 31, 2011	September 30, 2011	Seql Qtr $ Change	June 30, 2011	March 31, 2011	December 31, 2010	Comp Qtr $ Change
Assets
Cash and due from banks	$454,958	$410,644	$44,314	$314,682	$299,040	$319,487	$135,471
Interest-bearing deposits in other financial institutions	154,562	250,648	(96,086)	777,675	498,094	546,125	(391,563)
Federal funds sold and securities purchased under agreements to resell	7,075	4,180	2,895	2,400	2,015	2,550	4,525
Securities available for sale, at fair value	4,937,483	5,453,816	(516,333)	5,742,034	5,883,541	6,101,341	(1,163,858)
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	191,188	191,128	60	191,075	191,017	190,968	220
Loans held for sale	249,195	201,142	48,053	84,323	85,493	144,808	104,387
Loans	14,031,071	13,503,507	527,564	13,089,589	12,655,322	12,616,735	1,414,336
Allowance for loan losses	(378,151)	(399,723)	21,572	(425,961)	(454,461)	(476,813)	98,662

Loans, net	13,652,920	13,103,784	549,136	12,663,628	12,200,861	12,139,922	1,512,998
Premises and equipment, net	223,736	208,301	15,435	192,506	186,329	190,533	33,203
Goodwill	929,168	929,168	—	929,168	929,168	929,168	—
Other intangible assets, net	67,574	67,970	(396)	74,872	85,200	88,044	(20,470)
Other assets	1,056,358	1,081,868	(25,510)	1,076,112	1,112,807	1,132,650	(76,292)

Total assets	$21,924,217	$21,902,649	$21,568	$22,048,475	$21,473,565	$21,785,596	138,621

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$3,928,792	$3,711,570	$217,222	$3,218,722	$3,285,604	$3,684,965	243,827
Interest-bearing deposits, excl Brokered CDs	10,958,915	10,867,013	91,902	10,530,658	10,413,994	11,097,788	(138,873)
Brokered CDs	202,948	203,827	(879)	316,670	324,045	442,640	(239,692)

Total deposits	15,090,655	14,782,410	308,245	14,066,050	14,023,643	15,225,393	(134,738)
Short-term funding	2,514,485	2,531,776	(17,291)	3,255,670	2,547,805	1,747,382	767,103
Long-term funding	1,177,071	1,477,408	(300,337)	1,484,174	1,484,177	1,413,605	(236,534)
Accrued expenses and other liabilities	276,212	260,436	15,776	243,433	223,226	240,425	35,787

Total liabilities	19,058,423	19,052,030	6,393	19,049,327	18,278,851	18,626,805	431,618
Stockholders’ Equity
Preferred equity	63,272	63,272	—	258,051	515,238	514,388	(451,116)
Common stock	1,746	1,746	—	1,745	1,744	1,739	7
Surplus	1,586,401	1,585,208	1,193	1,581,594	1,576,903	1,573,372	13,029
Retained earnings	1,148,773	1,111,080	37,693	1,079,076	1,055,344	1,041,666	107,107
Accumulated other comprehensive income	65,602	89,313	(23,711)	79,345	45,731	27,626	37,976
Treasury stock	—	—	—	(663)	(246)	—	—

Total stockholders’ equity	2,865,794	2,850,619	15,175	2,999,148	3,194,714	3,158,791	(292,997)

Total liabilities and stockholders’ equity	$21,924,217	$21,902,649	$21,568	$22,048,475	$21,473,565	$21,785,596	$138,621

Consolidated Statements of Income (Unaudited)

Associated Banc-Corp

	For The Three Months Ended December 31,		Quarter		For The Year Ended, December 31,		Year-to-Date
(in thousands, except per share amounts)	2011	2010	$ Change	% Change	2011	2010	$ Change	% Change
Interest Income
Interest and fees on loans	$149,832	$146,444	$3,388	2.3%	$582,739	$608,487	$(25,748)	(4.2%)
Interest and dividends on investment securities:
Taxable	22,855	32,420	(9,565)	(29.5%)	123,371	155,031	(31,660)	(20.4%)
Tax-exempt	7,344	8,150	(806)	(9.9%)	29,937	33,915	(3,978)	(11.7%)
Other interest	1,251	2,078	(827)	(39.8%)	5,575	8,693	(3,118)	(35.9%)

Total interest income	181,282	189,092	(7,810)	(4.1%)	741,622	806,126	(64,504)	(8.0%)
Interest Expense
Interest on deposits	14,954	23,039	(8,085)	(35.1%)	65,748	106,023	(40,275)	(38.0%)
Interest on short-term borrowings	2,156	2,288	(132)	(5.8%)	12,411	7,983	4,428	55.5%
Interest on long-term funding	12,347	12,905	(558)	(4.3%)	50,632	58,341	(7,709)	(13.2%)

Total interest expense	29,457	38,232	(8,775)	(23.0%)	128,791	172,347	(43,556)	(25.3%)

Net Interest Income	151,825	150,860	965	0.6%	612,831	633,779	(20,948)	(3.3%)
Provision for loan losses	1,000	63,000	(62,000)	(98.4%)	52,000	390,010	(338,010)	(86.7%)

Net interest income after provision for loan losses	150,825	87,860	62,965	71.7%	560,831	243,769	317,062	130.1%
Noninterest Income
Trust service fees	9,511	9,518	(7)	(0.1%)	39,145	37,853	1,292	3.4%
Service charges on deposit accounts	17,783	20,390	(2,607)	(12.8%)	75,908	96,740	(20,832)	(21.5%)
Card-based and other nondeposit fees	11,269	15,842	(4,573)	(28.9%)	57,905	59,299	(1,394)	(2.4%)
Retail commissions	14,881	14,441	440	3.0%	62,784	61,256	1,528	2.5%

Total core fee-based revenue	53,444	60,191	(6,747)	(11.2%)	235,742	255,148	(19,406)	(7.6%)
Mortgage banking, net	9,677	13,229	(3,552)	(26.9%)	12,723	33,136	(20,413)	(61.6%)
Capital market fees, net	3,950	5,187	(1,237)	(23.8%)	8,711	6,072	2,639	43.5%
Bank owned life insurance income	3,820	4,509	(689)	(15.3%)	14,896	15,761	(865)	(5.5%)
Asset sale gains (losses), net	525	514	11	2.1%	(2,849)	(2,004)	(845)	42.2%
Investment securities gains (losses), net	(310)	(1,883)	1,573	(83.5%)	(1,112)	24,917	(26,029)	(104.5%)
Other	2,750	2,950	(200)	(6.8%)	14,358	12,493	1,865	14.9%

Total noninterest income	73,856	84,697	(10,841)	(12.8%)	282,469	345,523	(63,054)	(18.2%)
Noninterest Expense
Personnel expense	89,785	83,912	5,873	7.0%	358,295	323,249	35,046	10.8%
Occupancy	13,796	12,899	897	7.0%	55,939	49,937	6,002	12.0%
Equipment	5,286	4,899	387	7.9%	19,873	18,371	1,502	8.2%
Data processing	9,080	7,047	2,033	28.8%	32,475	29,714	2,761	9.3%
Business development and advertising	6,904	4,870	2,034	41.8%	23,038	18,385	4,653	25.3%
Other intangible amortization	1,179	1,206	(27)	(2.2%)	4,714	4,919	(205)	(4.2%)
Loan expense	3,469	2,735	734	26.8%	12,008	9,965	2,043	20.5%
Legal and professional fees	4,651	5,353	(702)	(13.1%)	18,205	20,439	(2,234)	(10.9%)
Losses other than loans	11,890	7,470	4,420	59.2%	17,921	14,793	3,128	21.1%
Foreclosure/OREO expense	7,493	9,860	(2,367)	(24.0%)	30,743	33,844	(3,101)	(9.2%)
FDIC expense	6,136	11,095	(4,959)	(44.7%)	28,484	46,377	(17,893)	(38.6%)
Other	14,982	15,497	(515)	(3.3%)	58,178	60,327	(2,149)	(3.6%)

Total noninterest expense	174,651	166,843	7,808	4.7%	659,873	630,320	29,553	4.7%

Income (Loss) before income taxes	50,030	5,714	44,316	N/M	183,427	(41,028)	224,455	N/M
Income tax expense (benefit)	8,905	(8,294)	17,199	N/M	43,728	(40,172)	83,900	N/M

Net income (loss)	41,125	14,008	27,117	193.6%	$139,699	$(856)	$140,555	N/M
Preferred stock dividends and discount	1,300	7,400	(6,100)	(82.4%)	24,830	29,531	(4,701)	(15.9%)

Net income (loss) available to common equity	$39,825	$6,608	$33,217	N/M	$114,869	$(30,387)	$145,256	N/M

Earnings (Loss) Per Common Share:
Basic	$0.23	$0.04	$0.19	N/M	$0.66	$(0.18)	$0.84	N/M
Diluted	$0.23	$0.04	$0.19	N/M	$0.66	$(0.18)	$0.84	N/M
Average Common Shares Outstanding:
Basic	173,523	173,068	455	0.3%	173,370	171,230	2,140	1.3%
Diluted	173,523	173,072	451	0.3%	173,372	171,230	2,142	1.3%

N/M = Not meaningful.

Consolidated Statements of Income (Unaudited) - Quarterly Trend

Associated Banc-Corp

			Sequential Qtr					Comparable Qtr
(in thousands, except per share amounts)	4Q11	3Q11	$ Change	% Change	2Q11	1Q11	4Q10	$ Change	% Change
Interest Income
Interest and fees on loans	$149,832	$145,778	$4,054	2.8%	$144,358	$142,771	$146,444	$3,388	2.3%
Interest and dividends on investment securities:
Taxable	22,855	30,513	(7,658)	(25.1%)	35,351	34,652	32,420	(9,565)	(29.5%)
Tax-exempt	7,344	7,376	(32)	(0.4%)	7,504	7,713	8,150	(806)	(9.9%)
Other interest	1,251	1,428	(177)	(12.4%)	1,438	1,458	2,078	(827)	(39.8%)

Total interest income	181,282	185,095	(3,813)	(2.1%)	188,651	186,594	189,092	(7,810)	(4.1%)
Interest Expense
Interest on deposits	14,954	15,644	(690)	(4.4%)	16,901	18,249	23,039	(8,085)	(35.1%)
Interest on short-term borrowings	2,156	3,039	(883)	(29.1%)	3,637	3,579	2,288	(132)	(5.8%)
Interest on long-term funding	12,347	13,252	(905)	(6.8%)	13,990	11,043	12,905	(558)	(4.3%)

Total interest expense	29,457	31,935	(2,478)	(7.8%)	34,528	32,871	38,232	(8,775)	(23.0%)

Net Interest Income	151,825	153,160	(1,335)	(0.9%)	154,123	153,723	150,860	965	0.6%
Provision for loan losses	1,000	4,000	(3,000)	(75.0%)	16,000	31,000	63,000	(62,000)	(98.4%)

Net interest income after provision for loan losses	150,825	149,160	1,665	1.1%	138,123	122,723	87,860	62,965	71.7%
Noninterest Income
Trust service fees	9,511	9,791	(280)	(2.9%)	10,012	9,831	9,518	(7)	(0.1%)
Service charges on deposit accounts	17,783	19,949	(2,166)	(10.9%)	19,112	19,064	20,390	(2,607)	(12.8%)
Card-based and other nondeposit fees	11,269	15,291	(4,022)	(26.3%)	15,747	15,598	15,842	(4,573)	(28.9%)
Retail commissions	14,881	15,047	(166)	(1.1%)	16,475	16,381	14,441	440	3.0%

Total core fee-based revenue	53,444	60,078	(6,634)	(11.0%)	61,346	60,874	60,191	(6,747)	(11.2%)
Mortgage banking, net	9,677	4,521	5,156	114.0%	(3,320)	1,845	13,229	(3,552)	(26.9%)
Capital market fees, net	3,950	3,273	677	20.7%	(890)	2,378	5,187	(1,237)	(23.8%)
Bank owned life insurance income	3,820	3,990	(170)	(4.3%)	3,500	3,586	4,509	(689)	(15.3%)
Asset sale gains (losses), net	525	(1,179)	1,704	(144.5%)	(209)	(1,986)	514	11	2.1%
Investment securities losses, net	(310)	(744)	434	(58.3%)	(36)	(22)	(1,883)	1,573	(83.5%)
Other	2,750	1,737	1,013	58.3%	4,364	5,507	2,950	(200)	(6.8%)

Total noninterest income	73,856	71,676	2,180	3.0%	64,755	72,182	84,697	(10,841)	(12.8%)
Noninterest Expense
Personnel expense	89,785	90,377	(592)	(0.7%)	89,203	88,930	83,912	5,873	7.0%
Occupancy	13,796	14,205	(409)	(2.9%)	12,663	15,275	12,899	897	7.0%
Equipment	5,286	4,851	435	9.0%	4,969	4,767	4,899	387	7.9%
Data processing	9,080	7,887	1,193	15.1%	7,974	7,534	7,047	2,033	28.8%
Business development and advertising	6,904	5,539	1,365	24.6%	5,652	4,943	4,870	2,034	41.8%
Other intangible amortization	1,179	1,179	—	0.0%	1,178	1,178	1,206	(27)	(2.2%)
Loan expense	3,469	2,600	869	33.4%	2,983	2,956	2,735	734	26.8%
Legal and professional fees	4,651	4,289	362	8.4%	4,783	4,482	5,353	(702)	(13.1%)
Losses other than loans	11,890	1,659	10,231	N/M	(1,925)	6,297	7,470	4,420	59.2%
Foreclosure/OREO expense	7,493	7,662	(169)	(2.2%)	9,527	6,061	9,860	(2,367)	(24.0%)
FDIC expense	6,136	6,906	(770)	(11.1%)	7,198	8,244	11,095	(4,959)	(44.7%)
Other	14,982	15,006	(24)	(0.2%)	14,681	13,509	15,497	(515)	(3.3%)

Total noninterest expense	174,651	162,160	12,491	7.7%	158,886	164,176	166,843	7,808	4.7%

Income before income taxes	50,030	58,676	(8,646)	(14.7%)	43,992	30,729	5,714	44,316	N/M
Income tax expense (benefit)	8,905	17,337	(8,432)	(48.6%)	9,610	7,876	(8,294)	17,199	N/M

Net income	41,125	41,339	(214)	(0.5%)	34,382	22,853	14,008	27,117	193.6%
Preferred stock dividends and discount	1,300	7,305	(6,005)	(82.2%)	8,812	7,413	7,400	(6,100)	(82.4%)

Net income available to common equity	$39,825	$34,034	$5,791	17.0%	$25,570	$15,440	$6,608	$33,217	N/M

Earnings Per Common Share:
Basic	$0.23	$0.20	$0.03	15.0%	$0.15	$0.09	$0.04	$0.19	N/M
Diluted	$0.23	$0.20	$0.03	15.0%	$0.15	$0.09	$0.04	$0.19	N/M
Average Common Shares Outstanding:
Basic	173,523	173,418	105	0.1%	173,323	173,213	173,068	455	0.3%
Diluted	173,523	173,418	105	0.1%	173,327	173,217	173,072	451	0.3%

N/M = Not meaningful.

Selected Quarterly Information

Associated Banc-Corp

(in thousands, except per share and full time equivalent employee data)	YTD 2011	YTD 2010	4th Qtr 2011	3rd Qtr 2011	2nd Qtr 2011	1st Qtr 2011	4th Qtr 2010
Summary of Operations
Net interest income	$612,831	$633,779	$151,825	$153,160	$154,123	$153,723	$150,860
Provision for loan losses	52,000	390,010	1,000	4,000	16,000	31,000	63,000
Asset sale gains (losses), net	(2,849)	(2,004)	525	(1,179)	(209)	(1,986)	514
Investment securities gains (losses), net	(1,112)	24,917	(310)	(744)	(36)	(22)	(1,883)
Noninterest income (excluding securities & asset gains)	286,430	322,610	73,641	73,599	65,000	74,190	86,066
Noninterest expense	659,873	630,320	174,651	162,160	158,886	164,176	166,843
Income (loss) before income taxes	183,427	(41,028)	50,030	58,676	43,992	30,729	5,714
Income tax expense (benefit)	43,728	(40,172)	8,905	17,337	9,610	7,876	(8,294)
Net income (loss)	139,699	(856)	41,125	41,339	34,382	22,853	14,008
Net income (loss) available to common equity	114,869	(30,387)	39,825	34,034	25,570	15,440	6,608
Taxable equivalent adjustment	21,374	23,635	5,307	5,295	5,332	5,440	5,721
Per Common Share Data
Net income (loss):
Basic	$0.66	$(0.18)	$0.23	$0.20	$0.15	$0.09	$0.04
Diluted	0.66	(0.18)	0.23	0.20	0.15	0.09	0.04
Dividends	0.04	0.04	0.01	0.01	0.01	0.01	0.01
Market Value:
High	$15.36	$16.10	$11.78	$14.17	$15.02	$15.36	$15.49
Low	8.95	11.48	9.15	8.95	13.06	13.83	12.57
Close	11.17	15.15	11.17	9.30	13.90	14.85	15.15
Book value	16.15	15.28	16.15	16.07	15.81	15.46	15.28
Tangible book value	10.68	9.77	10.68	10.59	10.33	9.97	9.77
Performance Ratios (annualized)
Earning assets yield	3.92%	4.03%	3.81%	3.88%	4.00%	4.01%	3.89%
Interest-bearing liabilities rate	0.85	1.06	0.78	0.83	0.91	0.89	0.98
Net interest margin	3.26	3.20	3.21	3.23	3.29	3.32	3.13
Return on average assets	0.65	(0.00)	0.75	0.75	0.64	0.43	0.25
Return on average equity	4.66	(0.03)	5.71	5.49	4.63	2.92	1.74
Return on average Tier 1 common equity (1)	6.71	(1.95)	8.96	7.83	6.07	3.76	1.59
Efficiency ratio (2)	71.68	64.32	75.68	69.88	70.79	70.36	68.76
Effective tax rate (benefit)	23.84	97.91	17.80	29.55	21.84	25.63	(145.13)
Dividend payout ratio (3)	6.06	22.22	4.35	5.00	6.67	11.11	25.00
Average Balances
Assets	$21,588,620	$22,625,065	$21,755,870	$21,729,187	$21,526,155	$21,336,858	$22,034,041
Earning assets	19,442,263	20,568,495	19,506,627	19,530,007	19,431,292	19,297,866	19,950,784
Interest-bearing liabilities	15,120,824	16,304,220	15,095,689	15,215,517	15,261,514	14,907,465	15,476,002
Loans (4)	13,278,848	13,186,712	14,043,585	13,376,928	13,004,904	12,673,844	12,587,702
Deposits	14,401,127	16,946,301	14,893,469	14,405,311	14,052,689	14,245,614	16,452,473
Short and long-term funding	4,100,825	2,452,610	3,857,252	4,227,319	4,434,500	3,883,122	2,311,016
Common stockholders’ equity	2,730,643	2,670,953	2,792,823	2,765,023	2,704,909	2,657,956	2,681,813
Stockholders’ equity	2,997,290	3,183,572	2,856,095	2,987,178	2,976,840	3,172,636	3,195,657
Common stockholders’ equity / assets	12.65%	11.81%	12.84%	12.72%	12.57%	12.46%	12.17%
Stockholders’ equity / assets	13.88%	14.07%	13.13%	13.75%	13.83%	14.87%	14.50%
At Period End
Assets			$21,924,217	$21,902,649	$22,048,475	$21,473,565	$21,785,596
Loans			14,031,071	13,503,507	13,089,589	12,655,322	12,616,735
Allowance for loan losses			378,151	399,723	425,961	454,461	476,813
Goodwill			929,168	929,168	929,168	929,168	929,168
Mortgage servicing rights, net			48,152	47,370	53,093	62,243	63,909
Other intangible assets			19,422	20,600	21,779	22,957	24,135
Deposits			15,090,655	14,782,410	14,066,050	14,023,643	15,225,393
Short and long-term funding			3,691,556	4,009,184	4,739,844	4,031,982	3,160,987
Stockholders’ equity			2,865,794	2,850,619	2,999,148	3,194,714	3,158,791
Stockholders’ equity / assets			13.07%	13.01%	13.60%	14.88%	14.50%
Tangible common equity / tangible assets (5)			8.84%	8.77%	8.49%	8.42%	8.12%
Tangible equity/tangible assets (6)			9.14%	9.07%	9.71%	10.93%	10.59%
Tier 1 common equity / risk-weighted assets (7)			12.24%	12.44%	12.61%	12.65%	12.26%
Tier 1 leverage ratio			9.81%	9.62%	10.46%	11.65%	11.19%
Tier 1 risk-based capital ratio			14.08%	14.35%	16.03%	18.08%	17.58%
Total risk-based capital ratio			15.53%	15.81%	17.50%	19.56%	19.05%
Shares outstanding, end of period			173,575	173,474	173,374	173,274	173,112
Selected trend information
Average full time equivalent employees			5,056	4,980	4,977	4,929	4,865
Trust assets under management, at market value			$5,600,000	$5,300,000	$5,700,000	$5,900,000	$5,700,000
Mortgage loans originated for sale during period			843,614	470,530	250,880	290,013	629,978
Mortgage portfolio serviced for others			7,321,000	7,281,000	7,367,000	7,476,000	7,453,000
Mortgage servicing rights, net / Portfolio serviced for others			0.66%	0.65%	0.72%	0.83%	0.86%

(1)	Return on average Tier 1 common equity = Net income available to common equity divided by average Tier 1 capital excluding qualifying perpetual preferred stock and qualifying trust preferred securities. This is a non-GAAP financial measure.
(2)	Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset sales gains, net. This is a non-GAAP financial measure.
(3)	Ratio is based upon basic earnings per common share.
(4)	Loans held for sale have been included in the average balances.
(5)	Tangible common equity to tangible assets = Common stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets. This is a non-GAAP financial measure.
(6)	Tangible equity to tangible assets = Stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets. This is a non-GAAP financial measure.
(7)	Tier 1 common equity to risk-weighted assets = Tier 1 capital excluding qualifying perpetual preferred stock and qualifying trust preferred securities divided by risk-weighted assets. This is a non-GAAP financial measure.

Selected Asset Quality Information

Associated Banc-Corp

(in thousands)	Dec 31, 2011	Sep 30, 2011	Dec11 vs Sep11 % Change	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Dec11 vs Dec10 % Change
Allowance for Loan Losses
Beginning balance	$399,723	$425,961	(6.2%)	$454,461	$476,813	$522,018	(23.4%)
Provision for loan losses	1,000	4,000	(75.0%)	16,000	31,000	63,000	(98.4%)
Charge offs	(34,056)	(38,155)	(10.7%)	(52,365)	(65,156)	(118,368)	(71.2%)
Recoveries	11,484	7,917	45.1%	7,865	11,804	10,163	13.0%

Net charge offs	(22,572)	(30,238)	(25.4%)	(44,500)	(53,352)	(108,205)	(79.1%)

Ending balance	$378,151	$399,723	(5.4%)	$425,961	$454,461	$476,813	(20.7%)

Reserve for losses on unfunded commitments	$14,700	$14,900	(1.3%)	$14,900	$17,800	$17,374	(15.4%)

	Dec 31, 2011	Sep 30, 2011	Dec11 vs Sep11 % Change	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Dec11 vs Dec10 % Change
Net Charge Offs
Commercial and industrial	$231	$3,741	(93.8%)	$14,026	$4,314	$27,041	(99.1%)
Commercial real estate - owner occupied	539	134	302.2%	4,436	1,867	11,778	(95.4%)
Lease financing	19	(1,889)	(101.0%)	60	28	9,159	(99.8%)

Commercial and business lending	789	1,986	(60.3%)	18,522	6,209	47,978	(98.4%)
Commercial real estate - investor	2,394	10,472	(77.1%)	4,941	6,006	8,325	(71.2%)
Real estate - construction	7,088	5,646	25.5%	6,031	11,936	31,879	(77.8%)

Commercial real estate lending	9,482	16,118	(41.2%)	10,972	17,942	40,204	(76.4%)

Total commercial	10,271	18,104	(43.3%)	29,494	24,151	88,182	(88.4%)
Home equity	8,113	8,736	(7.1%)	8,251	14,322	14,541	(44.2%)
Installment(1)	452	764	(40.8%)	664	12,670	2,369	(80.9%)

Total retail	8,565	9,500	(9.8%)	8,915	26,992	16,910	(49.3%)
Residential mortgage	3,736	2,634	41.8%	6,091	2,209	3,113	20.0%

Total net charge offs	$22,572	$30,238	(25.4%)	$44,500	$53,352	$108,205	(79.1%)

	Dec 31, 2011	Sep 30, 2011		Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Net Charge Offs to Average Loans (in basis points) *
Commercial and industrial	3	46		180	60	364
Commercial real estate - owner occupied	20	5		174	72	438
Lease financing	14	(1,396)		44	20	5,051

Commercial and business lending	7	18		177	63	466
Commercial real estate - investor	38	169		83	104	139
Real estate - construction	502	407		454	888	1,820

Commercial real estate lending	122	213		151	252	518

Total commercial	53	98		166	142	488
Home equity	127	134		127	227	231
Installment	32	52		42	759	131

Total retail	110	119		111	338	209
Residential mortgage	46	36		92	35	56

Total net charge offs	64	90		137	171	341

	Dec 31, 2011	Sep 30, 2011	Dec11 vs Sep11 % Change	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Dec11 vs Dec10 % Change
Credit Quality
Nonaccrual loans	$356,772	$403,392	(11.6%)	$467,611	$488,321	$574,356	(37.9%)
Other real estate owned (OREO)	41,571	42,076	(1.2%)	45,712	49,019	44,330	(6.2%)

Total nonperforming assets	$398,343	$445,468	(10.6%)	$513,323	$537,340	$618,686	(35.6%)

Loans 90 or more days past due and still accruing	4,925	1,220	303.7%	12,123	9,380	3,418	44.1%
Restructured loans (accruing)	113,164	113,083	0.1%	100,343	88,193	79,935	41.6%
Allowance for loan losses / loans	2.70%	2.96%		3.25%	3.59%	3.78%
Allowance for loan losses / nonaccrual loans	105.99	99.09		91.09	93.07	83.02
Nonaccrual loans / total loans	2.54	2.99		3.57	3.86	4.55
Nonperforming assets / total loans plus OREO	2.83	3.29		3.91	4.23	4.89
Nonperforming assets / total assets	1.82	2.03		2.33	2.50	2.84
Net charge offs / average loans (annualized)	0.64	0.90		1.37	1.71	3.41
Year-to-date net charge offs / average loans	1.13	1.32		1.54	1.71	3.69
Nonaccrual loans by type:
Commercial and industrial	$56,075	$61,256	(8.5%)	$71,183	$76,780	$99,845	(43.8%)
Commercial real estate - owner occupied	35,718	47,202	(24.3%)	59,725	57,168	59,317	(39.8%)
Lease financing	10,644	11,667	(8.8%)	12,898	15,270	17,080	(37.7%)

Commercial and business lending	102,437	120,125	(14.7%)	143,806	149,218	176,242	(41.9%)
Commercial real estate - investor	99,352	97,691	1.7%	133,770	129,379	164,610	(39.6%)
Real estate - construction	41,806	72,300	(42.2%)	72,782	84,903	94,929	(56.0%)

Commercial real estate lending	141,158	169,991	(17.0%)	206,552	214,282	259,539	(45.6%)

Total commercial	243,595	290,116	(16.0%)	350,358	363,500	435,781	(44.1%)
Home equity	46,907	46,119	1.7%	46,777	49,618	51,712	(9.3%)
Installment	2,715	3,195	(15.0%)	3,724	4,949	10,544	(74.3%)

Total retail	49,622	49,314	0.6%	50,501	54,567	62,256	(20.3%)
Residential mortgage	63,555	63,962	(0.6%)	66,752	70,254	76,319	(16.7%)

Total nonaccrual loans	$356,772	$403,392	(11.6%)	$467,611	$488,321	$574,356	(37.9%)

*	Annualized.
(1)	Charge offs for the three months ended March 31, 2011, include $10 million of write-downs related to installment loans transferred to held for sale.

Selected Asset Quality Information (continued)

Associated Banc-Corp

(in thousands)	Dec 31, 2011	Sep 30, 2011	Dec11 vs Sep11 % Change	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Dec11 vs Dec10 % Change
Restructured loans (accruing)
Commercial and industrial	$22,552	$23,020	(2.0%)	$22,760	$16,047	$9,980	126.0%
Commercial real estate - owner occupied	8,138	5,439	49.6%	1,579	382	382	N/M
Lease financing	—	—	0.0%	—	—	—	0.0%

Commercial and business lending	30,690	28,459	7.8%	24,339	16,429	10,362	196.2%
Commercial real estate - investor	43,417	43,453	(0.1%)	34,612	33,784	15,230	185.1%
Real estate - construction	10,977	10,707	2.5%	10,706	7,859	22,532	(51.3%)

Commercial real estate lending	54,394	54,160	0.4%	45,318	41,643	37,762	44.0%

Total commercial	85,084	82,619	3.0%	69,657	58,072	48,124	76.8%
Home equity	8,950	10,556	(15.2%)	11,453	11,630	11,741	(23.8%)
Installment	1,015	965	5.2%	1,017	1,149	692	46.7%

Total retail	9,965	11,521	(13.5%)	12,470	12,779	12,433	(19.9%)
Residential mortgage	18,115	18,943	(4.4%)	18,216	17,342	19,378	(6.5%)

Total restructured loans (accruing)	$113,164	$113,083	0.1%	$100,343	$88,193	$79,935	41.6%

Restructured loans in nonaccrual loans (not included above)	$87,493	$80,063	9.3%	$71,084	$49,352	$35,939	143.4%

	Dec 31, 2011	Sep 30, 2011	Dec11 vs Sep11 % Change	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Dec11 vs Dec10 % Change
Loans Past Due 30-89 Days
Commercial and industrial	$8,743	$6,255	39.8%	$7,581	$36,205	$33,013	(73.5%)
Commercial real estate - owner occupied	7,092	29,409	(75.9%)	33,753	21,820	9,295	(23.7%)
Lease financing	104	507	(79.5%)	79	135	132	(21.2%)

Commercial and business lending	15,939	36,171	(55.9%)	41,413	58,160	42,440	(62.4%)
Commercial real estate - investor	4,970	70,136	(92.9%)	27,487	18,717	37,191	(86.6%)
Real estate - construction	996	5,493	(81.9%)	13,217	3,410	8,016	(87.6%)

Commercial real estate lending	5,966	75,629	(92.1%)	40,704	22,127	45,207	(86.8%)

Total commercial	21,905	111,800	(80.4%)	82,117	80,287	87,647	(75.0%)
Home equity	12,189	18,165	(32.9%)	14,818	14,808	13,886	(12.2%)
Installment	2,592	1,956	32.5%	3,851	2,714	9,624	(73.1%)

Total retail	14,781	20,121	(26.5%)	18,669	17,522	23,510	(37.1%)
Residential mortgage	7,224	12,114	(40.4%)	12,573	7,940	8,722	(17.2%)

Total loans past due 30-89 days	$43,910	$144,035	(69.5%)	$113,359	$105,749	$119,879	(63.4%)

	Dec 31, 2011	Sep 30, 2011	Dec11 vs Sep11 % Change	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Dec11 vs Dec10 % Change
Potential Problem Loans
Commercial and industrial	$153,306	$207,351	(26.1%)	$229,407	$348,949	$354,284	(56.7%)
Commercial real estate - owner occupied	136,366	140,406	(2.9%)	145,622	172,662	193,819	(29.6%)
Lease financing	158	507	(68.8%)	1,399	1,705	2,617	(94.0%)

Commercial and business lending	289,830	348,264	(16.8%)	376,428	523,316	550,720	(47.4%)
Commercial real estate - investor	230,206	252,331	(8.8%)	236,434	292,714	298,959	(23.0%)
Real estate - construction	27,649	37,155	(25.6%)	63,186	70,824	91,618	(69.8%)

Commercial real estate lending	257,855	289,486	(10.9%)	299,620	363,538	390,577	(34.0%)

Total commercial	547,685	637,750	(14.1%)	676,048	886,854	941,297	(41.8%)
Home equity	5,451	4,975	9.6%	4,515	4,737	3,057	78.3%
Installment	233	272	(14.3%)	216	230	703	(66.9%)

Total retail	5,684	5,247	8.3%	4,731	4,967	3,760	51.2%
Residential mortgage	13,037	16,550	(21.2%)	18,575	19,710	18,672	(30.2%)

Total potential problem loans	$566,406	$659,547	(14.1%)	$699,354	$911,531	$963,729	(41.2%)

N/M - Not meaningful.

Net Interest Income Analysis - Taxable Equivalent Basis

Associated Banc-Corp

	Year ended December 31, 2011			Year ended December 31, 2010
(in thousands)	Average Balance	Interest Income / Expense	Average Yield / Rate	Average Balance	Interest Income / Expense	Average Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial	$7,274,728	$315,151	4.33%	$7,790,554	$339,595	4.36%
Residential mortgage	2,819,702	116,207	4.12	2,059,156	99,163	4.82
Retail	3,184,418	154,793	4.86	3,337,002	173,015	5.18

Total loans	13,278,848	586,151	4.41	13,186,712	611,773	4.64
Investment securities	5,497,297	171,270	3.12	5,439,729	209,295	3.85
Other short-term investments	666,118	5,575	0.84	1,942,054	8,693	0.45

Investments and other	6,163,415	176,845	2.87	7,381,783	217,988	2.95

Total earning assets	19,442,263	762,996	3.92	20,568,495	829,761	4.03
Other assets, net	2,146,357			2,056,570

Total assets	$21,588,620			$22,625,065

Interest-bearing liabilities:
Savings deposits	$987,198	$1,091	0.11%	$898,019	$1,176	0.13%
Interest-bearing demand deposits	1,947,506	3,429	0.18	2,780,525	6,314	0.23
Money market deposits	5,147,437	16,385	0.32	6,374,071	33,417	0.52
Time deposits, excluding Brokered CDs	2,647,632	41,257	1.56	3,251,667	60,280	1.85

Total interest-bearing deposits, excluding Brokered CDs	10,729,773	62,162	0.58	13,304,282	101,187	0.76
Brokered CDs	290,226	3,586	1.24	547,328	4,836	0.88

Total interest-bearing deposits	11,019,999	65,748	0.60	13,851,610	106,023	0.77
Short and long-term funding	4,100,825	63,043	1.54	2,452,610	66,324	2.70

Total interest-bearing liabilities	15,120,824	128,791	0.85	16,304,220	172,347	1.06
Noninterest-bearing demand deposits	3,381,128			3,094,691
Other liabilities	89,378			42,582
Stockholders’ equity	2,997,290			3,183,572

Total liabilities and stockholders’ equity	$21,588,620			$22,625,065

Net interest income and rate spread (1)		$634,205	3.07%		$657,414	2.97%

Net interest margin (1)			3.26%			3.20%
Taxable equivalent adjustment		$21,374			$23,635

Net Interest Income Analysis - Taxable Equivalent Basis
Associated Banc-Corp

	Three months ended December 31, 2011			Three months ended December 31, 2010
(in thousands)	Average Balance	Interest Income / Expense	Average Yield / Rate	Average Balance	Interest Income / Expense	Average Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial	$7,728,803	$82,424	4.23%	$7,161,913	$81,120	4.50%
Residential mortgage	3,216,466	31,643	3.93	2,214,502	24,887	4.49
Retail	3,098,316	36,666	4.71	3,211,287	41,267	5.11

Total loans	14,043,585	150,733	4.27	12,587,702	147,274	4.65
Investment securities	5,020,429	34,605	2.76	5,598,564	45,461	3.25
Other short-term investments	442,613	1,251	1.13	1,764,518	2,078	0.48

Investments and other	5,463,042	35,856	2.63	7,363,082	47,539	2.58

Total earning assets	19,506,627	186,589	3.81	19,950,784	194,813	3.89
Other assets, net	2,249,243			2,083,257

Total assets	$21,755,870			$22,034,041

Interest-bearing liabilities:
Savings deposits	$1,017,271	$230	0.09%	$908,625	$319	0.14%
Interest-bearing demand deposits	2,152,518	1,115	0.21	2,733,728	1,345	0.20
Money market deposits	5,308,174	3,649	0.27	6,027,526	7,202	0.47
Time deposits, excluding Brokered CDs	2,557,120	9,256	1.44	3,057,052	12,986	1.69

Total interest-bearing deposits, excluding Brokered CDs	11,035,083	14,250	0.51	12,726,931	21,852	0.68
Brokered CDs	203,354	704	1.37	438,055	1,187	1.07

Total interest-bearing deposits	11,238,437	14,954	0.53	13,164,986	23,039	0.69
Short and long-term funding	3,857,252	14,503	1.50	2,311,016	15,193	2.62

Total interest-bearing liabilities	15,095,689	29,457	0.78	15,476,002	38,232	0.98
Noninterest-bearing demand deposits	3,655,032			3,287,487
Other liabilities	149,054			74,895
Stockholders’ equity	2,856,095			3,195,657

Total liabilities and stockholders’ equity	$21,755,870			$22,034,041

Net interest income and rate spread (1)		$157,132	3.03%		$156,581	2.91%

Net interest margin (1)			3.21%			3.13%
Taxable equivalent adjustment		$5,307			$5,721

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.
(2)	Nonaccrual loans and loans held for sale have been included in the average balances.
(3)	Interest income includes net loan fees.

Net Interest Income Analysis - Taxable Equivalent Basis

Associated Banc-Corp

	Three months ended December 31, 2011			Three months ended September 30, 2011
(in thousands)	Average Balance	Interest Income / Expense	Average Yield / Rate	Average Balance	Interest Income / Expense	Average Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial	$7,728,803	$82,424	4.23%	$7,337,527	$79,161	4.28%
Residential mortgage	3,216,466	31,643	3.93	2,869,445	29,385	4.09
Retail	3,098,316	36,666	4.71	3,169,956	38,102	4.78

Total loans	14,043,585	150,733	4.27	13,376,928	146,648	4.36
Investment securities	5,020,429	34,605	2.76	5,430,677	42,314	3.12
Other short-term investments	442,613	1,251	1.13	722,402	1,428	0.79

Investments and other	5,463,042	35,856	2.63	6,153,079	43,742	2.84

Total earning assets	19,506,627	186,589	3.81	19,530,007	190,390	3.88
Other assets, net	2,249,243			2,199,180

Total assets	$21,755,870			$21,729,187

Interest-bearing liabilities:
Savings deposits	$1,017,271	$230	0.09%	$1,013,333	$289	0.11%
Interest-bearing demand deposits	2,152,518	1,115	0.21	2,056,082	945	0.18
Money market deposits	5,308,174	3,649	0.27	5,092,120	3,841	0.30
Time deposits, excluding Brokered CDs	2,557,120	9,256	1.44	2,565,898	9,718	1.50

Total interest-bearing deposits, excluding Brokered CDs	11,035,083	14,250	0.51	10,727,433	14,793	0.55
Brokered CDs	203,354	704	1.37	260,765	851	1.29

Total interest-bearing deposits	11,238,437	14,954	0.53	10,988,198	15,644	0.56
Short and long-term funding	3,857,252	14,503	1.50	4,227,319	16,291	1.54

Total interest-bearing liabilities	15,095,689	29,457	0.78	15,215,517	31,935	0.83
Noninterest-bearing demand deposits	3,655,032			3,417,113
Other liabilities	149,054			109,379
Stockholders’ equity	2,856,095			2,987,178

Total liabilities and stockholders’ equity	$21,755,870			$21,729,187

Net interest income and rate spread (1)		$157,132	3.03%		$158,455	3.05%

Net interest margin (1)			3.21%			3.23%
Taxable equivalent adjustment		$5,307			$5,295

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.
(2)	Nonaccrual loans and loans held for sale have been included in the average balances.
(3)	Interest income includes net loan fees.

Financial Summary and Comparison

Associated Banc-Corp

	Dec 31, 2011	Sept 30, 2011	Dec11 vs Sep11 % Change	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Dec11 vs Dec10 % Change
Period End Loan Composition
Commercial and industrial	$3,724,736	$3,360,502	10.8%	$3,202,301	$2,972,651	$3,049,752	22.1%
Commercial real estate - owner occupied	1,086,829	1,068,616	1.7%	1,030,060	1,027,826	1,049,798	3.5%
Lease financing	58,194	54,849	6.1%	54,001	56,458	60,254	(3.4%)

Commercial and business lending	4,869,759	4,483,967	8.6%	4,286,362	4,056,935	4,159,804	17.1%
Commercial real estate - investor	2,563,767	2,481,411	3.3%	2,393,626	2,354,655	2,339,415	9.6%
Real estate - construction	584,046	554,024	5.4%	533,804	525,236	553,069	5.6%

Commercial real estate lending	3,147,813	3,035,435	3.7%	2,927,430	2,879,891	2,892,484	8.8%

Total commercial	8,017,572	7,519,402	6.6%	7,213,792	6,936,826	7,052,288	13.7%
Home equity	2,504,704	2,571,404	(2.6%)	2,594,029	2,576,736	2,523,057	(0.7%)
Installment	557,782	572,243	(2.5%)	589,714	605,767	695,383	(19.8%)

Total retail	3,062,486	3,143,647	(2.6%)	3,183,743	3,182,503	3,218,440	(4.8%)
Residential mortgage	2,951,013	2,840,458	3.9%	2,692,054	2,535,993	2,346,007	25.8%

Total loans	$14,031,071	$13,503,507	3.9%	$13,089,589	$12,655,322	$12,616,735	11.2%

	Dec 31, 2011	Sept 30, 2011	Dec11 vs Sep11 % Change	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Dec11 vs Dec10 % Change
Period End Deposit and Customer Funding Composition
Demand	$3,928,792	$3,711,570	5.9%	$3,218,722	$3,285,604	$3,684,965	6.6%
Savings	986,766	1,013,195	(2.6%)	1,007,337	973,122	887,236	11.2%
Interest-bearing demand	2,297,454	2,071,627	10.9%	1,931,519	1,755,367	1,870,664	22.8%
Money market	5,150,275	5,205,401	(1.1%)	4,982,492	4,968,510	5,434,867	(5.2%)
Brokered CDs	202,948	203,827	(0.4%)	316,670	324,045	442,640	(54.2%)
Other time deposits	2,524,420	2,576,790	(2.0%)	2,609,310	2,716,995	2,905,021	(13.1%)

Total deposits	15,090,655	14,782,410	2.1%	14,066,050	14,023,643	15,225,393	(0.9%)
Customer repo sweeps	664,624	871,619	(23.7%)	930,101	1,048,516	563,884	17.9%
Customer repo term	695,131	1,141,450	(39.1%)	1,147,938	887,434	—	N/M

Total customer funding	1,359,755	2,013,069	(32.5%)	2,078,039	1,935,950	563,884	141.1%

Total deposits and customer funding	$16,450,410	$16,795,479	(2.1%)	$16,144,089	$15,959,593	$15,789,277	4.2%

Network transaction deposits included above in interest-bearing demand and money market	875,052	875,630	(0.1%)	824,003	936,688	1,144,134	(23.5%)
Brokered CDs	202,948	203,827	(0.4%)	316,670	324,045	442,640	(54.2%)

Total network and brokered funding	1,078,000	1,079,457	(0.1%)	1,140,673	1,260,733	1,586,774	(32.1%)

Net customer deposits and funding (4)	15,372,410	15,716,022	(2.2%)	15,003,416	14,698,860	14,202,503	8.2%

(4)	Total deposits and customer funding excluding total network and brokered funding.

N/M = Not meaningful.